EXHIBIT 3

SECOND AMENDMENT TO
OPERATING AGREEMENT
FOR
PERFORMANCE CAPITAL MANAGEMENT, LLC
A CALIFORNIA LIMITED LIABILITY COMPANY

THIS SECOND AMENDMENT TO THE OPERATING AGREEMENT FOR PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company (this "Second Amendment") is made by and among PERFORMANCE ASSET MANAGEMENT FUND, LTD., a California limited liability company, PERFORMANCE ASSET MANAGEMENT FUND II, LTD., a California limited liability company, PERFORMANCE ASSET MANAGEMENT FUND III, LTD., a California limited liability company, PERFORMANCE ASSET MANAGEMENT FUND IV, LTD., a California limited liability company, and PERFORMANCE ASSET MANAGEMENT FUND V, LTD. This Second Amendment amends that certain Operating Agreement for PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company (the "Operating Agreement"). Except as otherwise amended hereby, the Operating Agreement shall continue in full force and effect. Capitalized terms that are used in this Second Amendment and are defined in the Operating Agreement, as amended, shall have the same meanings herein as therein unless otherwise provided herein. The Operating Agreement is hereby amended in the following respects only.

THE FOLLOWING SECTION IS HEREBY ADDED TO THE OPERATING AGREEMENT TO READ IN FULL AS SET FORTH HEREIN:

5.2.8        Classification of Directors. The Directors shall be divided into two classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of the initial Directors of the first class shall expire at the first annual meeting of Members after their election. The term of office of the initial Directors of the second class shall expire at the second annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

SECOND AMENDMENT TO OPERATING AGREEMENT - PAGE 1

IN WITNESS WHEREOF, the Members of PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company, adopted and approved this Second Amendment, in accordance with the Operating Agreement, as amended, on the 9th day of June, 2003.

/s/ William D. Constantino
William D. Constantino Chief Legal Officer

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PERFORMANCE CAPITAL MANAGEMENT, LLC
(ACTION TO BE TAKEN ON OR AFTER [*], 2009)

The undersigned Member(s) of PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company, hereby acknowledges receipt of the Notice of Written Consent in Lieu of Special Meeting of Members and the Proxy Statement, and hereby appoints David J. Caldwell and Darren S. Bard, or either of them, as attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned with respect to voting all units that the undersigned would be entitled to vote on the matters set forth in this Consent. If you do not check a box, your units will be voted “For” the resolution for which no box is checked.

This Consent, when properly executed, will be voted in the manner directed herein by the undersigned Member(s). If you do not sign and return this Consent, your units cannot be voted. If you wish to vote in accordance with the Board of Directors’ recommendation, just sign this Consent where indicated and return it to us by mail, fax or email as instructed in the Notice of Internet Availability of Proxy Materials and the Proxy Statement. You need not mark any boxes.

CONSENT IN LIEU OF SPECIAL MEETING OF MEMBERS OF
PERFORMANCE CAPITAL MANAGEMENT, LLC

Pursuant to the provisions of Section 17104 of the Beverly-Killea Limited Liability Company Act of California (the “LLC Act”) and Section 5.7.6 of the Operating Agreement (the “Operating Agreement”) for Performance Capital Management, LLC (the “Company”), a California limited liability company, and in lieu of a special meeting of the members (“Members”) of the Company, the undersigned Members, holding a majority of the Company’s outstanding Member units (as of December 31, 2009), by this writing (“Consent”) set forth their vote on the matter presented for approval, which vote shall have the same full force and effect as if passed at a special meeting of Members.

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the dissolution of the Company pursuant to the Plan of Dissolution (“Plan of Dissolution”), the form of which is attached as Appendix A to the Proxy Statement that accompanies this Consent, and has referred the same to the Members of the Company for approval by written consent in lieu of a special meeting of Members; and

WHEREAS, the Board recommends that you vote “For” the below resolution, which it has deemed is in the best interests of the Company and its Members.

NOW, THEREFORE, IT IS:

RESOLVED, that the Members of the Company hereby set forth their vote below to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, substantially in the form attached to the accompanying Proxy Statement as Appendix A.

☐ For                       ☐ Against                      ☐ Abstain

FURTHER RESOLVED, that the Members authorize and direct the Board, or its designees, to take any and all actions necessary and proper to effect the foregoing resolution.

This Consent may be executed in counterparts all of which when taken together shall constitute one original Consent.

[see signature page on reverse side of this Consent]

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PERFORMANCE CAPITAL MANAGEMENT, LLC
(ACTION TO BE TAKEN ON OR AFTER [*], 2009)

IN WITNESS WHEREOF, the undersigned has executed this Consent as of this ____ day of ____________________, 2010.

Print name(s) exactly as shown on LLC Unit Certificate(s)

Signature (and Title, if any)

Signature (if held jointly)

NOTES:

(1)  When units are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as its authorized officer. If a partnership, please sign in partnership name as its authorized person.

(2)  This Consent should be marked, dated and signed by each Member exactly as his, her or its name appears in the unit certificate(s), and returned to the Company by mail, fax or email as instructed in the Notice of Internet Availability of Proxy Materials and the Proxy Statement.

(3)  Any Consent given may be revoked by the person giving it at any time before 5:00 p.m. PST on [*], 2010. Consents may be revoked by signing and delivering a new Consent bearing a later date to the Company, or by delivering a written notice of revocation to the Company bearing a later date than the date of your Consent.